Exhibit 10.5

                              CONSULTING AGREEMENT

         THIS AGREEMENT ("Agreement") dated as of June 1, 2004, by and between Friday Night Entertainment ("Company"), with its principal offices at Suite 425, 5 Lime Street, King Street Wharf, Sydney, NSW 2000 Australia and Corduroy Films, LLC, ("Corduroy") for the services of Michael Costigan ("Costigan"), whose address is 6931 Oporto Drive, Los Angeles, California 90068, is made with reference to the following facts:

                                    RECITALS

         A. WHEREAS, Costigan has substantial experience as a producer and executive in the entertainment industry; and

         B. WHEREAS, Company desires to utilize Costigan's experience, knowledge and abilities, and desires to retain Costigan to perform advisory and consulting services in connection with Company's motion picture production business and Costigan desires to render such services subject to the terms and conditions of this Agreement.

         C. WHEREAS, Company expect to obtain financing for its motion picture venture (the "Financing") on or before December 1, 2004, , at which time Costigan will sign a more formal agreement for Costigan's exclusive services to the Company

         NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Corduroy, on behalf of Costigan, and Company agree as follows:

         1.       Advisory and Consulting Services.
                  --------------------------------

Company hereby retains Corduroy to provide the services of Costigan, and Costigan agrees to consult with and render business and financial advice to Company (the "Advisory and Consulting Services"), and Costigan hereby accepts such appointment for a period of six (6) months commencing from the date of this Agreement and continue through November 30, 2004 (the "Term"); provided that in the event the Financing is closed prior to the expiration of the Term, and the parties have entered into a new agreement for Costigan's exclusive services in connection with the venture (the "New Agreement"), the Term shall expire upon signature of the New Agreement, and the Monthly Consulting Fee set forth below shall no longer be payable to Corduroy on behalf of Costigan.



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         2.       Compensation and Expenses.
                  -------------------------

                  (a) Advisory and Consulting Services. Company shall pay Corduroy, on behalf of Costigan, twenty thousand dollars ($20,000) per month for Advisory and Consulting Services (the "Monthly Consulting Fee") during the Term.

                  (b) Expenses. In addition to the amounts specified in subsection (a) above, in the event that Company request Costigan to travel in excess of one-hundred (100) miles from Costigan's residence to provide Advisory and Consulting Services, Company shall provide Costigan with first-class travel and accommodations in connection with such travel. Company shall pay Costigan for all approved travel expenses incurred by Costigan where said travel is at the request of the Company, which shall include, without limitation, the costs of airfare, hotel, meals, entertainment and other costs related to such travel. Costigan shall provide Company with customary reports and/or any other documentation (including, but not limited to, original receipts and invoices) reasonably requested by Company to ensure deductibility of all costs and expenses for which Costigan seeks payment under this Agreement.

                  (d) Payments. All sums due Costigan under this Agreement for the Monthly Consulting Fee shall be payable on the first day of each month of the Term. All other sums due to Costigan shall be paid to Costigan at the address set forth above within seven (7) days after the date of receipt of invoice from Costigan for such fees, costs and expenses.

          3.      Relationship of the Parties.

                  (a) The relationship of Corduroy and Costigan to Company is that of an independent contractor and advisor only. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent between Corduroy, Costigan and Company. Accordingly, Costigan shall not be entitled to any employee benefits, such as medical or other health insurance, available to employees of Company. In addition, Costigan is not a partner or joint venturer with Company, and nothing contained in this Agreement shall be construed so as to make such parties partners or joint venturers or to impose any liability as such on either of them.

                  (b) It is understood and agreed that Costigan's duties and obligations to Company are fully expressed by the terms hereof. As long as Costigan's other business activities or services do not cause substantial interference with Costigan's performance of his duties under this Agreement.

         4. Notices. Any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement shall be in writing given or served by a party or its counsel. Such notice shall be personally served, sent prepaid by registered or certified mail with return receipt requested, or sent by telecopier or facsimile and shall be deemed given: (i) if personally served, when delivered to the office or residence of the person to whom such notice is

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addressed;  (ii) if by mail  forty-eight  (48)  hours  following  deposit in the
United States mail; or (iii) if by telecopier or facsimile, when sent. Such notices shall be addressed to the parties at the addresses first listed in this
agreement,    with   a   courtesy    copy   for   Corduroy   and   Costigan   to
Katten/Muchin/Zavis/Rosenman, 2029 Century Park East, Suite 2600, Los Angeles, California, 90067, Attn: Christopher J. Tricarico, Esq..

         5. Miscellaneous. This Agreement shall in all respects be subject to and governed by the laws of the State of California applicable to contracts executed and wholly performed in said state. This Agreement contains the full and complete understanding and agreement between the parties with respect to the within subject matter and supersedes all other agreements between the parties (whether written or oral) relating thereto, and may not be modified or amended modified or amended except by written instrument executed by the parties hereto. All of the rights, licenses, privileges and property granted to Company under the terms of this Agreement are irrevocable and not subject to rescission, restraint or injunction for any reason or in any event. The headings used in this Agreement are for convenient reference only. They shall not be used in any way to govern, limit, modify, or construe this Agreement or any part or provision thereof or otherwise be given any legal effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the year and date first above written.


FRIDAY NIGHT ENTERTAINMENT                  CORDUROY FILMS, LLC

By: s/s CAMERON LAMB                        By: s/s MICHAEL COSTIGAN
        CAMERON LAMB                                MICHAEL COSTIGAN
Its:       CEO                              Its:       President
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